UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 30, 2009
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd
Milpitas, California  95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shareholder Approval of 2009 Stock Incentive Plan

At the Annual Meeting of Shareholders of Sigma Designs, Inc. (the “Company”) held on July 30, 2009, our shareholders approved our 2009 Stock Incentive Plan (the “2009 Plan”). The 2009 Plan was adopted by the Board of Directors of the Company on June 9, 2009, subject to shareholder approval, and became effective on July 30, 2009.

All of our employees, consultants and directors are eligible to participate in the 2009 Plan.  As of July 30, 2009, the total number of shares of our common stock reserved for issuance under the 2009 Plan consists of 2,900,000 shares plus the number of shares subject to stock awards outstanding under our 2001 Stock Incentive Plan (the “2001 Plan”) that terminate prior to exercise and would otherwise be returned to the share reserves under the 2001 Plan up to a maximum of 1,000,000 shares.  No shares that are returned to the 2001 Plan in connection with the Company’s proposed option exchange program will become available for grant under the 2009 Plan.

A copy of the 2009 Plan and related forms of agreements are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Sigma Designs, Inc. 2009 Equity Incentive Plan.
10.2	Form of Notice of Stock Option Grant and Agreement.
10.3	Form of Notice of Restricted Stock Award and Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2009		SIGMA DESIGNS, INC.

	By:	/s/ THOMAS E. GAY III
Thomas E. Gay III Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sigma Designs, Inc. 2009 Stock Incentive Plan.
10.2	Form of Notice of Stock Option Grant and Agreement.
10.3	Form of Notice of Restricted Stock Award and Agreement.